Exhibit (h)(1)(iii)

FORM OF

SCHEDULE A

Fund	Type of Entity	Jurisdiction
Allianz RCM Global Water Fund
Allianz RCM Global EcoTrends Fund
Allianz RCM All Horizons Fund
Allianz RCM International Opportunities Fund
Allianz RCM Disciplined Equity Fund
Allianz NACM Global Equity 130/30 Fund
Allianz NACM International Growth Fund
Allianz Global Investors Core Allocation Fund
Allianz Global Investors Growth Allocation Fund
Allianz Global Investors Retirement Income Fund
Allianz Global Investors Solutions 2015 Fund
Allianz Global Investors Solutions 2020 Fund
Allianz Global Investors Solutions 2030 Fund
Allianz Global Investors Solutions 2040 Fund
Allianz Global Investors Solutions 2050 Fund
Allianz NFJ Global Dividend Value Fund

ALLIANZ FUNDS MULTI-STRATEGY TRUST, ON BEHALF OF EACH PORTFOLIO LISTED ON SCHEDULE A, INDIVIDUALLY AND NOT JOINTLY OR JOINTLY AND SEVERALLY	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

As an Authorize Officer on behalf of each Portfolio of the Funds indicated on Schedule A